UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 17, 2013
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On January 17, 2013 Ecology and Environment, Inc. announced that it had entered into a contract to provide environmental consulting services to the China International Finance and Guarantee Group in connection with a contract awarded to E & E of approximately $39 million.  The Press Release which announced the award of this contract is attached hereto as Exhibit 99.1.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filings.

Item 9.01    Financial Statements and Exhibits

       (d)  Exhibits

  99.1 -   Press release dated January 17, 2013 of Ecology and Environment, Inc. announcing the award of a contract by the China International Finance and Guarantee Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 18, 2013	ECOLOGY AND ENVIRONMENT, INC. /s/ Kevin S. Neumaier
Kevin S. Neumaier, President

Ecology and Environment, Inc.
Current Report on Form 8-K

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 17, 2013, of Ecology and Environment, Inc. announcing the award of a contract by China International Finance and Guarantee Group